Exhibit 10.a

                              CONSULTING AGREEMENT
                              --------------------


     THIS AGREEMENT, dated July 7, 2004, is made between RONSON CORPORATION, a New Jersey corporation, whose address is Corporate Park III, Campus Drive, P.O. Box 6707, Somerset, New Jersey 08875, referred to as the "Company," and CARL W. DINGER, III, whose address is P.O. Box 150, Green Village, New Jersey 07935, referred to as the "Consultant."

     1. Consultation Services. In order to obtain for the Company the
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consultation services, advice and experience, and for other good and sufficient consideration, the Company hereby engages the Consultant to serve as an advisor for business matters as provided herein. For such purpose, the Consultant will, consistent with his business schedule and availability, and at the specific request of the Company's President and Chief Executive officer or his designee from time to time, consult with and advise the Company with regard to affairs of the Company.

     2. Term of Agreement. This agreement will begin on July 8, 2004, and will
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expire thirty-six (36) months thereafter (the "Designated Term"). The Company may nonetheless cancel this agreement at any time on sending written notice to the Consultant, but no such cancellation shall reduce or otherwise affect the obligation of the Company to pay the Consultant the full amount of his consulting fees for the full term thereof.





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

     3. Services To Be Performed. Services to be performed by the Consultant
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hereunder shall be at the specific written request, from time to time, of the
Company's President and Chief Executive Officer or his designee in writing. The services may include, among others, the services described on attached Exhibit A.

     4. Place Where Services Will Be Rendered. The Consultant may perform
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services in accordance with this contract in person or by telephone and at such location or locations as mutually agreed to by the Consultant and the Company's President and Chief Executive Officer or at such locations as shall be reasonably required to perform the required services.

     5. Payment to  Consultant. The Company will pay the Consultant for his
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services hereunder in thirty-six (36) equal monthly installments of $7,000 each, beginning on July 8, 2004. The Company may, if it so desires, prepay any sums due or to become due to the Consultant hereunder without discount for early payment. The Consultant will also be paid for extraordinary travel, living and other expenses if approved in advance by the Company.

     6. Independent Contractor. Both the Company and the Consultant agree that
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the Consultant will act as an independent contractor in the performance of duties under this contract. Accordingly, the Consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax,






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Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fees as required.

     7. Covenants of Consultant. The Consultant covenants to the Company as
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follows:

        (a) Unless Consultant obtains the prior written consent of the Company, Consultant will not, directly or indirectly, own, manage, be employed or engaged by, operate or control any other business (i) competitive with the lighter, flame products, surface protectants, penetrant sprays, cleaning products, or aircraft sales, leasing or services business of the Company anywhere in the world or (ii) using or claiming rights to the Ronson brand name and mark, whether or not they then are owned or controlled by the Company.

        (b) Consultant will not directly or indirectly make known or divulge to any person, firm, corporation or other entity the names, addresses and information about any of the suppliers, customers, consultants or Directors and Officers of the Company not otherwise in the public domain, having become in the public domain by means other than disclosure by the Consultant. The parties mutually agree not to disparage the other, their corporate affiliates or employers or directors, officers or partners of any of them.

        (c) Any information not in the public domain learned or received by the Consultant during any furtherance of the Consultant's obligations in accordance with this contract, or otherwise known to or learned by Consultant, which concerns the personal, financial, business, legal or other affairs of the Company or its Directors and officers, will be treated by the Consultant in full confidence and will





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not be revealed or confirmed to any other persons, firms or organizations unless such matters have been made public other than by the Consultant.

        (d) These matters in paragraph 7(a)-7(c) are important and material to this agreement and to the success of the Company. Any breach of any of the provisions of these paragraphs is a material breach of this agreement, for which Consultant may be enjoined and assessed damages in accordance with law. If the consultant is held by final judicial order to have breached this agreement, the Consultant shall pay reasonable attorney's fees incurred by the Company arising out of the breach and in enforcing its rights hereunder. If Consultant shall prevail by final judicial order in any such proceeding, the Company shall pay the reasonable attorneys' fees therein of the Consultant.

     8. Consultant, for himself and his affiliates (as defined in the U.S. Securities Act of 1933 as amended), associates, family and family-related business entities, covenants and represents that, during the Designated Term, he and they shall not trade or purchase or sell, or trade, beneficially or otherwise, directly or indirectly, the stock of the Company, except as agreed to by the Company in writing.

     9. Law. This agreement shall be construed and governed under the laws of
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the State of New Jersey without regard to the conflicts of law provisions thereof.

     10. Waiver of Breach. The waiver by the Company of any term or the breach
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of any provision of this agreement by the Consultant shall not operate or be construed as a waiver of any


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subsequent breach by the Consultant or the
subsequent enforcement of any such term which may not constitute a breach.

     11. Integration. This agreement expresses the entire agreement of the
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parties as to the subject matter hereof and any other or prior agreements with regard thereto shall be, and are deemed, fully merged herein. No amendment to this agreement shall be binding unless it is in writing and signed by each of the parties hereto.

     12. Signatures. Both the Company and the Consultant agree to the above
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contract.

     13. Counterparts. This Agreement shall become effective when signed by each
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party or when counterpart signatures pages have been exchanged, by facsimile or by hand, between the parties.

                                           RONSON CORPORATION


                                           By: Louis V. Aronron II
                                              ----------------------------------
                                           President and Chief Executive Officer
                                           Louis V. Aronron II


                                               /s/CARL W. DINGER, III
                                              ----------------------------------
                                              CARL W. DINGER, III



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